Calculation of Filing Fee Tables
S-8
Andersen Group Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.0001 per share	Other	6,700,000	$ 16.00	$ 107,200,000.00	0.0001381	$ 14,804.32
Total Offering Amounts:						$ 107,200,000.00		$ 14,804.32
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 14,804.32
Offering Note
[1]	(A) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A common stock, par value $0.0001 ("Class A common stock") of Andersen Group Inc. (the "Registrant") that become issuable under the Registrant's 2025 Equity Incentive Plan (the "2025 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction. (B) Proposed maximum offering price is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated on the basis of $16.00 per share (the "IPO Price"), which is the initial public offering price per share of the Registrant's Class A common stock as set forth in the Registrant's registration statement on Form S-1 (File No. 333-290415), as amended (the ''S-1 Registration Statement''), that became effective on December 16, 2025. (C) Amount registered represents 6,700,000 shares of Class A common stock reserved for future grant under the 2025 Plan. The 2025 Plan also provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2025 Plan on January 1st of each year, commencing on January 1, 2026 and ending on (and including) January 1, 2035, in an amount equal to the lesser of (a) 5% of the total number of shares of all classes of common stock outstanding on the last day of the immediately preceding fiscal year or (b) such lesser number of shares (including zero) that the Registrant's board of directors determines for purposes of the annual increase for such year. This explanation is provided for information purposes only. The issuance of such additional shares is not being registered on this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A